UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2016

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3351 Michelson Drive, Suite 100

Irvine, CA 92612

(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2016, Ingram Micro Inc. (the “Company”) made its ordinary course annual equity grants to executive officers and other key employees, as previously referenced in the Company’s proxy statement dated May 19, 2016. These grants are comprised solely of performance-based stock units (“PSUs”) that have a similar vesting schedule as grants made in previous years and require the achievement of financial performance targets over specific performance measurement periods. Alain Monié, the Company’s Chief Executive Officer, received a grant of 200,689 PSUs, although the actual amount earned over the performance period may be between 0 and 155% of the target amount. Upon closing of the proposed acquisition of the Company by Tianjin Tianhai / the HNA Group, these PSUs will be cancelled and replaced with cash awards that will continue to be eligible for vesting upon meeting the same performance requirements on the same vesting schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Scott D. Sherman
Name:	Scott D. Sherman
Title:	Executive Vice President, Human Resources

Date: June 3, 2016